                                                                   EXHIBIT 10.6A

                                                      BUSINESS@WEB CONFIDENTIAL


                                   Agreement
                                   ---------

     This "Agreement" is made as of this 21st day of May, 1996 by and between Business@Web, Inc., formerly known as Object Power, Incorporated, having its principal place of business at One Arsenal Marketplace, 2/nd/ Floor, Watertown, MA 02172 ("Business@Web"), and InterGroup Technologies, Inc., having its principal place of business at 14205 S.E. 36/th/ Street, Suite 100, Bellevue, WA 98006 ("InterGroup").

     Reference is made to the Software License Agreement (the "SLA") and the Source Code License Agreement (the "SCLA"), each made between Business@Web and InterGroup dated as of August 8, 1995 (the "Agreements").

1. Maintenance. Business@Web does not want, and InterGroup need not provide, further maintenance or support, including a copy of the source for VisualWare for Windows 3.0.

2. Consultant Confidentiality. Business@Web will, within ten (10) days from the full execution hereof, forward to InterGroup copies of Exhibit A confidentiality agreements for each consultant who has been allowed access to the InterGroup source code. Business@Web represents and warrants that no person other than consultants who signed the agreement, and Business@Web employees who (in Business@Web's sole judgment) had a need to know, have been given access to the source code.

3. Brainstorm. Business@Web represents and warrants that Brainstorm is licensed to use the Business@Web application which contains the InterGroup Product object code only for testing and evaluation purposes under an agreement which prohibits its reverse engineering, and Brainstorm is not licensed to embed, repackage, market, sublicense or distribute the Product.

4. Buying Stock. Business@Web warrants that Business@Web will not, and to the extent within its control will not permit any of its directors or officers to, offer to buy the stock of InterGroup unless such stock first becomes registered and publicly traded.

5. Hiring Employees.   Commencing upon full execution of this Agreement,
   Business@Web agrees that it will not hire, whether as an employee, an independent consultant or (to Business@Web's actual knowledge) as an employee of an independent consultant, any current or former InterGroup employees during a period of ending the earlier of (a) five years from the date hereof, or (b) one year from the date of the employee's termination as an employee of InterGroup.

6. Ritu Gorcsyca. As to "residual" information, or information which InterGroup claims are its trade secrets, or any actual trade secrets, in the memory of Ritu Gorczyca and learned by her from studying any material while an employee of InterGroup or from (at any time) studying the source code licensed to Business@Web under the SCLA, InterGroup hereby releases, discharges and holds Business@Web harmless from and against all claims that disclosure to or use by Business@Web of such information and/or such trade secrets, past or future, is a misappropriation of InterGroup's confidential information or trade secrets, and from all damages and liabilities related to or arising out of such disclosure or use. Business@Web represents and warrants that, to Business@Web's knowledge based solely on inquires with Ritu, Ritu has not given to any Business@Web employee any document or file containing any confidential information of InterGroup. InterGroup will provide Business@Web with a copy of any written agreement between InterGroup and Ritu which restricts

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                                                       BUSINESS@WEB CONFIDENTIAL




   her use or disclosure of any information, trade secrets or technology, or which in any way restricts her ability to perform services to Business@Web.

7. Business@Web Employees with Access to Source. As to "residual" information of what InterGroup claims are its trade secrets, or any actual trade secrets, in the memory of any Business@Web employee who, with (as determined solely by Business@Web) proper need to know, has used, studied or had access to the VisualWare source code, including Bill Cullen, and learned either under the SCLA or with InterGroup's authority, InterGroup hereby releases, discharges and holds Business@Web harmless from all claims that the disclosure to and/or use of such information by Business@Web, past or future, is a misappropriation of InterGroup's trade secrets, and from all damages and liabilities related to or arising out of such disclosure or use. Nothing contained in the Agreements or in this Agreement shall restrict or prohibit Business@Web from developing, marketing, distributing or licensing software which performs the same function(s) or accomplishes the same result(s), as the InterGroup Products, including without limitation product(s) which operate on a different (non-Windows) platform(s).

8. Clarification of License. The parties agree to amend the Agreements as follows:

   (a) The language "which is a single application and not a suite of applications" is deleted wherever it occurs, and replaced by "which may be any number, or a suite of, Applications including extensions to Applications; provided, that each Application (with or without extensions) which is not offered free to the public must include all of the InterGroup functionality of the least feature-full Application having a license fee of more than $100".

   (b) In the event that any application for a "Lotus GroupScape" type of product is released by Brainstorm Technologies, Inc. under license from Business@Web as an OEM, VAR or other agreement, then Business@Web shall pay a royalty to InterGroup of 10% of the net revenue recognized by Business@Web from such agreement over the first 5 years of such agreement, with a non-refundable advance royalty payment of $50,000, payable prior to the first product ship by Brainstorm (beta or otherwise).

   (c) Business@Web is also licensed to port any licensed Applications (including without limitation the licensed Windows 16 bit and 32 bit Applications), and to develop new Applications (which may or may not use or include the InterGroup Products), to work in conjunction with any version of Unix, MacIntosh and any other operating system; provided, that any ported or new Application(s) which are derivative works of the InterGroup Products will be subject to the restrictions contained in Exhibit D, and may only be marketed as part of bundled Application(s) which contain the InterGroup Products and not on a standalone basis; these restrictions shall not apply to any new product which is not a derivative work of and is not in fact based upon, the InterGroup Products.

   (d) Business@Web agrees that each Application marketed under the SLA must be marketed under the trademark "OpenScape" or under a successor mark (or a successor to a successor, etc.), which must be displayed prominently on its Application packaging and marketing collateral.

        Business@Web may directly or indirectly market, distribute, license and otherwise deal with the Application(s) which incorporate the InterGroup Product, under such additional trademarks or

                                                                          Page 2
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                                                       BUSINESS@WEB CONFIDENTIAL



        product designations as Business@Web or its distributors see fit; provided, that before any product is released under such additional trademark or designation, Business@Web will pay a one-time fee to InterGroup of $80,000, unless otherwise negotiated.

9. Payment. Business@Web agrees to pay InterGroup a one-time fee in the amount of $450,000, payable in the following four (4) installments: (i) $200,000 within 5 days, (ii) $150,000 on or before July 31, 1996, (iii) $50,000 on or before September 30, 1996, and (iv) $50,000 on or before December 31, 1996.

10.General Release. InterGroup hereby permanently, irrevocably releases, discharges and agrees to hold Business@Web and all of its directors, officers, employees, predecessors, successors, assigns, subsidiaries, affiliates, distributors and related parties harmless, from and against any and all claims, causes of action, damages and liabilities of every kind and nature, based on facts known to InterGroup to date, arising in any way out of the Agreements from the beginning of time to date, including without limitation any and all claims contained or referred to herein or in the correspondence between the parties to date or which could have been raised based on the facts or issues raised in such correspondence.

11.No Admission. This Agreement is entered into in compromise and settlement of a disputed claim, and does not constitute, and cannot be construed as, an admission of breach, default or liability of either party under the Agreements or otherwise. Without limiting the foregoing, Business@Web specifically denies the validity of any claims or assertions made by InterGroup regarding any trade secrets which InterGroup claims to exist or relating to any actions alleged to have been taken by Business@Web outside of the scope of licenses granted under the Agreements, and specifically denies InterGroup's asserted interpretations of the Source Code Agreement and the Software License Agreement, and denies having committed any breach(es) under the Agreement, or having misappropriated any of InterGroup's technology.

12.Confidentiality. Each party agrees that it will not disclose either the fact that this Agreement has been executed, or the contents, nature, terms or conditions of this Agreement, except (i) in the case of InterGroup, to Tom McKenna or Andy Gelfond, or (ii) in the case of Business@Web, to such of its executive officers and technical employees who have a need to know,
   (iii) either party may inform its employees who might be affected concerning the terms of Section 5, (iv) in each party's case, to such of its accountants, attorneys, technical and professional advisors and other professionals to whom such disclosure is necessary in the course of such party's business and who have agreed to keep such information confidential as required herein, and (v) as required in order for either party to comply with audit, reporting, tax, securities, disclosure and other requirements of Federal, state and local laws, statutes, rules, regulations and legal and administrative orders. Each party will refrain from making derogatory statements to third parties concerning the other party's products.

13.Further Assurances. Each party agrees, at the request of the other party, to negotiate in good faith a definitive agreement which embodies the terms hereof, and to execute such other amendments, documents, agreements and instruments, and to take such other actions as may be reasonably required in order to effect and evidence the transactions contemplated herein.

                                                                          Page 3
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                                                  BUSINESS@WEB CONFIDENTIAL

14. Enforcement. In the event of any legal action between the parties to enforce the terms of this Agreement or the Agreements, the prevailing party shall be entitled to recover its reasonable attorney's fees.

15. Amendment. The parties agree that this Agreement contains terms and conditions which are in addition to and/or modify the terms and conditions of the Agreements. In the event of a conflict between the terms of this Agreement and the terms of the Agreements, the terms of this Agreement shall control. The parties further agree that the breach of any term, condition or obligation hereof shall be a breach under the Agreements, and that in the event that either party commits a breach or default hereunder and fails to cure such breach within 30 days of notice thereof from the non-breaching party, the non-breaching party, in addition to all of its other rights and remedies hereunder, at law or in equity, shall be entitled to exercise its rights and remedies under the Agreements.


                IN WITNESS WHEREOF, Business@Web, Inc. and InterGroup Technologies, Inc. have caused this Agreement to be executed as a document under seal by their duly authorized representatives as of the date set forth above.


Business@Web, Inc.                          InterGroup Technologies, Inc.


By: /s/ Eric D. Sockol                      By:
   -----------------------------               ----------------------------

Name: Eric D. Sockol                        Name:
     ---------------------------                 --------------------------

Title: CFO                                  Title:
      --------------------------                  -------------------------

Date:  5/21/96                              Date:
     ---------------------------                 --------------------------



Business@ Web InterGroup Agreement                                  Page 4

                                                  BUSINESS@WEB CONFIDENTIAL

14. Enforcement. In the event of any legal action between the parties to enforce the terms of this Agreement or the Agreements, the prevailing party shall be entitled to recover its reasonable attorney's fees.

15. Amendment. The parties agree that this Agreement contains terms and conditions which are in addition to and/or modify the terms and conditions of the Agreements. In the event of a conflict between the terms of this Agreement and the terms of the Agreements, the terms of this Agreement shall control. The parties further agree that the breach of any term, condition or obligation hereof shall be a breach under the Agreements, and that in the event that either party commits a breach or default hereunder and fails to cure such breach within 30 days of notice thereof from the non-breaching party, the non-breaching party, in addition to all of its other rights and remedies hereunder, at law or in equity shall be entitled to exercise its rights and remedies under the Agreements.


               IN WITNESS WHEREOF, Business@Web, Inc. and InterGroup Technologies, Inc. have caused this Agreement to be executed as a document under seal by their duly authorized representatives as of the date set forth above.

Business@Web, Inc.                          InterGroup Technologies, Inc.

By:                                         By:  /s/Thomas P. McKenna, Jr.
   -------------------------------             ------------------------------

Name:                                       Name:  Thomas P. McKenna, Jr.
     -----------------------------               ----------------------------

Title:                                      Title:  CEO
      ----------------------------                ---------------------------

Date:                                       Date:  5/21/96
     -----------------------------                ---------------------------

Business@Web/InterGroup Agreement                                         Page 4

                                                    Business@Web
                                                    ------------
May 22, 1996

FACSIMILE and
FEDERAL EXPRESS

Mr. Jeff Haley, Esq.
Graybeal, Jackson, Haley & Johnson
777 108th Ave. N.E., Suite 2460
Bellevue, WA  98004

Dear Jeff:

I am writing as we discussed to clarify a few issues under the Agreement made between Business@Web, Inc. ("Business@Web") and InterGroup Technologies, Inc. ("InterGroup") dated May 21, 1996 (the "Agreement"). Please confirm that you agree with the following:

1. InterGroup has withdrawn its notice of breach under the Software License Agreement as contained in your letter to me dated May 16, 1996. Accordingly, Business@Web's licenses under the license agreements from InterGroup will not terminate on June 16, 1996, as provided in such letter, but will remain in full force and effect in accordance with their terms.

2. Section 12, subparagraph (iii) currently permits disclosure to "such of its executive officers employees who might be affected concerning the terms of
    Section 5". This is amended by adding: "(in the case of Business@Web, such disclosure is further permitted to such of its officers, directors, employees and consultants who (as determined by Business@Web) need to know in order for Business@Web to comply with the restrictions of Sections 4 and/or 5)".

3. Enclosed is a copy of the Exhibit A Consultant Confidentiality Agreement signed by Mosum, Inc., in fulfillment of Business@Web's obligations under
    Section 2 of the Agreement. This agreement, dated May 9, 1996, is accepted in full compliance of Business@Web's obligations under Paragraph 6.10 of the Source Code License Agreement with respect to Mosum, Inc.; InterGroup waives the requirement that such agreement be obtained "prior to" Mosum, Inc.'s having had access to the InterGroup source code.

Please indicate your agreement and the consent of InterGroup Technologies, Inc., to the foregoing matters by signing where indicated below, and by returning a facsimile today, and an original when received.

I look forward to your reply.          AGREED:
                                       ------

Very truly yours,
                                       /s/Jeff Haley
/s/Craig Newfield                      ----------------------------
Craig Newfield                         Jeff Haley, Esq.
General Counsel                        Counsel to InterGroup Technologies, Inc.


cc:  Bill Cullen
     Stephen D. Poss, P.C., Goodwin, Procter, & Hoar LLP

- --------------------------------------------------------------------------------
          One Arsenal Marketplace, 2nd Floor  *  Watertown, MA  02172
 Phone:  617/923-6500  *  Fax:  617/923-6385  *  URL: http://www.busweb.com *
                            email: info@busweb.com


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